EXHIBIT 99.1

VolitionRx Limited Announces Third Quarter 2023 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Wednesday, November 15, at 8:30 a.m. U.S. Eastern Time

Henderson, Nevada, November 14, 2023 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”) today announced financial results and a business update for the third quarter ended September 30, 2023. Volition management will host a conference call tomorrow, November 15 at 8:30 a.m. U.S. Eastern Time to discuss these results. Conference call details can be found below.

Cameron Reynolds, President and Group Chief Executive Officer at Volition, commented:

“I am pleased to report that in the first nine months of 2023 revenue for the Nu.Q® Vet Cancer Test grew almost five-fold over the prior year period, reflecting sales of the reference kits through our global, regional and local supply agreements. Additionally, total year-to-date revenue was $531,000, a 185% increase compared to the comparable period of 2022. We believe that these results demonstrate steady growth, but not yet the “ramp” in revenues that we anticipate. We expect revenues to accelerate as we close out 2023 and into the early part of 2024 as several additional distributors come online with our Nu.Q® Vet Test.

“We continued to make considerable progress with our Nu.Q® NETs pillar. Most recently, we completed the Q-Sub process with the U.S. Food and Drug Administration, and we are happy to announce that they have agreed to the regulatory pathway of a traditional 510(k) with an adjudicated clinical comparator. We are grateful for the opportunity to participate in the Q-Sub process and appreciate the feedback we have received. The interactions were engaging and helpful and we feel gave us a clear regulatory path we need to follow for this potentially exciting opportunity.

“We hosted our first Key Opinion Leader Roundtable Event focused on sepsis in September and published an expert-led report. We also presented new data at the ESICM congress in Milan in October and were featured in a peer-reviewed publication from one of our Centers of Excellence in Europe.

“In October, we unveiled what we believe to be an entirely new cancer detection method at ESMO 2023, the annual congress of the European Society for Medical Oncology, and hosted a webinar detailing this transformational method. The results to date are exciting and we are now developing a range of cancer-specific assays which we expect to be more accurate than these preliminary results, and look forward to sharing our progress beginning in the first quarter of 2024. We believe that this opportunity is significant, and we have been encouraged by the level of interest shown by a range of leading diagnostic and liquid biopsy companies following ESMO.

“I am also delighted in the progress we are making to ensure our Nu.Q® Vet Cancer Test is accessible worldwide, with our recent launch in the UK and Ireland through two leading local companies; NationWide Laboratories and Veterinary Pathology Group. We anticipate launches in additional markets in Asia in the coming months.”

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An interview with Cameron Reynolds, President and Group Chief Executive Officer of Volition, Dr. Tom Butera, Chief Executive Officer of Volition Veterinary Diagnostics Development LLC, and Terig Hughes, Group Chief Financial Officer of Volition.

https://youtu.be/c9tZu65VVA4

Financial Highlights

•	Cash and cash equivalents as of September 30, 2023, totaled approximately $10.8 million compared with $10.9 million at the end of 2022.
•	Subsequent to quarter end, a Walloon institutional fund and regional government bodies of the Walloon Region of Belgium approved providing additional funding to the company aggregating approximately $6 million. We expect the funding transactions to close this month.
•	Expect to receive a further $13 million in milestone payments from Heska Corporation in the coming months.

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Event: VolitionRx Limited Third Quarter 2023 Earnings and Business Update Conference Call

Date: Wednesday, November 15, 2023

Time: 8:30 a.m. U.S. Eastern Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID: 13742634

Cameron Reynolds, President and Group Chief Executive Officer of Volition, will host the call along with Terig Hughes, Group Chief Financial Officer, Dr. Tom Butera, Chief Executive Officer of Volition Veterinary Diagnostics Development LLC, Dr. Andrew Retter, Medical Consultant to Volition and Scott Powell, Executive Vice President, Investor Relations. The call will provide an update on important events which have taken place in the third quarter of 2023 and upcoming milestones.

A live audio webcast of the conference call will also be available on the investor relations page of Volition’s corporate website at https://ir.volition.com. In addition, a telephone replay of the call will be available until November 29, 2023. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13742634.

About Volition

Volition is a multi-national epigenetics company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help diagnose and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early diagnosis and monitoring have the potential to not only prolong the life of patients, but also improve their quality of life.

Volition’s research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and additional offices in London and Singapore.

The contents found at Volition’s website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

Media Enquiries:

Louise Batchelor/Debra Daglish, Volition, mediarelations@volition.com +44 (0)7557 774620

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Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, Volition’s expectations related to the revenue opportunities and launches of product sales with Heska and other counterparties to agreements, the timing, completion, success and delivery of data from clinical studies, the receipt of additional funding, the potential uses, benefits and effectiveness of its technology platforms, including the Nu.Q® NETs test and the Nu.Q® Vet Cancer Test, and the timing and execution of Volition’s strategy with the FDA. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests; a failure by the marketplace to accept Volition’s Nu.Q® NETs test, Nu.Q® Vet Cancer Test or other products based on its technology platforms; Volition’s failure to secure adequate intellectual property protection; Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; Volition will face fierce competition and its intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring markets and their rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Forward-looking statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nu.Q® and its logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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